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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-63810, 33-67340, 33-71510, 33-87514, 33- 77964, 33-69122, 33-71516, 33-87516
and 33-58719 on Form S-3 and Registration Statement Nos. 33-52168, 33-69322, 33-71450 and 33-89072 on Form S-8 of WorldCom, Inc. and Subsidiaries ("WorldCom") of our report dated March 7, 1994 on the consolidated financial statements of IDB Communications Group, Inc. appearing in the Annual Report of WorldCom for the year ended December 31, 1995.

Deloitte & Touche LLP


Los Angeles, California
March 29, 1996